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                  [LETTERHEAD OF EDWARD ISAACS & COMPANY LLP]


June 10, 1997



FAX NO. (212) 385-0532
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Mr. Joe Gitto
IMTECH Corporation
130 Cedar Street
New York, New York 10006

Dear Joe:

Effective immediately I am resigning as a Board Member of the IMTECH Corporation. I am resigning for personal reasons. I do not have any disagreements with respect to the operations, policies, practices or financial accounting of the company. I have elected to resign as I have a number of time constraints in my business that keep me from devoting time to IMTECH.

Please feel free to give me a call if you have any questions about this issue.


Sincerely,


 /s/ Bruce M. Arnstein
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Bruce M. Arnstein